UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2014

TherapeuticsMD, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-00100	87-0233535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6800 Broken Sound Parkway NW, Third Floor Boca Raton, FL 33487
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (561) 961-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 5, 2014, TherapeuticsMD, Inc. (the "Company") held its 2014 annual meeting of stockholders (the "Annual Meeting"). At the Annual Meeting, the stockholders of the Company considered and voted on proposals to: (1) elect nine directors, each to serve until the Company’s next annual meeting of stockholders or until their successors are elected and qualified, (2) provide a non-binding advisory vote on the compensation of the Company's named executive officers for fiscal 2013, and (3) ratify the appointment of Rosenberg Rich Baker Berman & Company, an independent registered public accounting firm, as the independent auditor of the Company for the fiscal year ending December, 31, 2014.

Set forth below are the final voting results for each proposal submitted to a vote of the stockholders at the Annual Meeting. For more information on the following proposals, see the Company’s 2014 Proxy Statement, as filed with the United States Securities and Exchange Commission on April 17, 2014.

Proposal 1: To elect nine directors, each to serve until the Company’s next annual meeting of stockholders or until their successors are elected and qualified.

Nominee	For	Against	Abstain	Broker Non-Votes
Tommy G. Thompson	103,364,165	0	5,010,089	0
Robert G. Finizio	108,047,164	0	327,090	0
John C.K. Milligan, IV	104,987,372	0	3,386,882	0
Brian Bernick, M.D.	104,988,172	0	3,386,082	0
Cooper C. Collins	103,653,192	0	4,721,062	0
Randall Stanicky	108,033,468	0	340,786	0
Robert V. LaPenta, Jr.	108,036,618	0	337,636	0
Jules A. Musing	108,051,177	0	323,077	0
Nicholas Segal	108,022,618	0	351,636	0

Proposal 2: To provide a non-binding advisory vote on the compensation of the Company’s named executive officers for fiscal 2013.

For	Against	Abstain	Broker Non-Votes
104,343,259	3,887,179	143,816	14,522,421

Proposal 3: To ratify the appointment of Rosenberg Rich Baker Berman & Company, an independent registered public accounting firm, as the independent auditor of the Company for the fiscal year ending December 31, 2014.

For	Against	Abstain	Broker Non-Votes
122,119,470	746,206	30,999	0

Each of the director nominees and proposals received the necessary votes in favor to be adopted by the Company’s stockholders at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2014

THERAPEUTICSMD, INC.

By:	/s/ Daniel A. Cartwright
Name: Title:	Daniel A. Cartwright Chief Financial Officer